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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-74066) of Weight Watchers International, Inc. and subsidiaries of our report dated February 17, 2003, except as to Note 19, which is as of March 7, 2003, relating to the financial statements and financial statement schedule which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
March 28, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS